Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

TRAC Intermodal LLC and TRAC Intermodal Corp. Commence Registered Exchange Offer for their 11.0% Senior Secured Notes due 2019

PRINCETON, NJ - June 6, 2013 — TRAC Intermodal LLC and TRAC Intermodal Corp. (together, the “Company”), of which TRAC Intermodal LLC wholly owns Interpool, Inc. (“TRAC Intermodal”), the largest intermodal chassis solutions provider, measured by total assets, for domestic and international transportation companies in North America, today announced the commencement of an exchange offer for all of the Company’s outstanding 11.0% Senior Secured Notes due 2019 (the “Initial Notes”), which are not registered under the Securities Act of 1933, as amended (the “Act”), for an equal principal amount of their 11.0% Senior Secured Notes due 2019, which have been registered under the Act (the “New Notes”).  The exchange offer will commence on June 6, 2013 and expire at 11:59 p.m. New York City time, on July 5, 2013.

The New Notes are substantially identical to the Initial Notes, except that the New Notes have been registered under the Act, and will not bear any legend restricting their transfer.

The Company will accept for exchange any Initial Notes validly tendered and not withdrawn prior to the expiration of the exchange offer at 11:59 p.m. (EDT) on Friday, July 5, 2013, unless the exchange offer is extended or terminated.

The terms of the exchange offer and other information relating to the Company are set forth in a prospectus dated June 6, 2013.  A written prospectus providing the terms of the exchange offer may be obtained from Wells Fargo Bank, National Association, which is serving as the exchange agent for the exchange offer.  Wells Fargo Bank, National Association can be contacted at:

Wells Fargo Bank, National Association

MAC—N9303-121

Corporate Trust Operations

Sixth Street & Marquette Avenue

Minneapolis, MN 55479

By Facsimile: (612) 667-6282

For Information or Confirmation by Telephone: (800) 344-5128

This press release does not constitute an offer to purchase any securities or the solicitation of an offer to sell any securities.  The exchange offer is being made only pursuant to the prospectus dated June 6, 2013 and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

About TRAC Intermodal

TRAC Intermodal is the world’s largest provider of marine and domestic chassis, measured by total assets, operating throughout the United States, Canada and Mexico. TRAC Intermodal provides long term chassis leasing and short term rentals through extensive chassis pool programs and pool/fleet management through the utilization of its proprietary PoolStat® system. TRAC Intermodal’s fleet consists of approximately 300,000 chassis. TRAC Intermodal has a broad operating footprint with 546 marine, 152 domestic and 64 depot locations across North America and is the leader in providing chassis solutions to the intermodal industry.

Forward Looking Statements

This press release includes “forward-looking statements,” which are statements other than statements of historical fact and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in “Risk Factors” contained in our Registration Statement on Form S-4, as filed with the Securities and Exchange Commission. We hereby make reference to all such filings for all purposes. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

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FOR MORE INFORMATION:

Investor Relations:

Blake Morris

bmorris@tracintermodal.com

+1 609.986.0270

Media Requests:

David Hamm

dhamm@tracintermodal.com

+1 609.986.0260

TRAC Intermodal LLC

211 College Rd East

Princeton, NJ 08540

www.tracintermodal.com